Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS SECOND QUARTER 2023 EPS OF $1.30

SEATTLE, WASHINGTON - August 8, 2023, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced second quarter 2023 financial results including the following comparisons to the same quarter of 2022:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 43% to $1.30
•
Net Earnings Attributable to Shareholders decreased 48% to $197 million
•
Operating Income decreased 51% to $248 million
•
Revenues decreased 51% to $2.2 billion
•
Airfreight tonnage volume decreased 15% and ocean container volume decreased 13%

“The freight marketplace has continued to reset and has reverted closer to pre-pandemic levels of activity,” said Jeffrey S. Musser, President and Chief Executive Officer. “Average buy and sell rates in the second quarter are still above their pre-COVID levels but are falling, and volumes have continued to decline at the same time that air capacity has scaled up and ocean capacity is readily available. Pricing is becoming a more critical determining factor to shippers the further away we get from the severe supply chain disruptions brought on by the pandemic, which impacted revenues this quarter, primarily in our air and ocean businesses. There is now ample and, in some cases, excess capacity in both air and ocean freight, as global supply chain congestion of recent years has effectively disappeared.

"With the return of passenger belly space, total air cargo capacity now exceeds pre-pandemic levels. Driven by robust passenger demand, carriers continue to bring new and idled aircraft back into service, which is coupled with persistent higher utilization of freighter capacity compared to pre-pandemic levels. Despite increased air capacity, shippers face uncertain demand for their products, as consumers remain cautious amidst declines in their purchasing power. In that regard, second-quarter operating conditions were very much a continuation of what we experienced in the immediately prior two quarters.

“Ocean buy and sell rates also have continued to fall significantly for the third consecutive quarter as capacity exceeded demand despite carrier efforts to rationalize the availability of space. Our customs brokerage fees and Transcon revenue also were lower due to declines in volumes.

“Looking forward, we will continue to thoughtfully manage down our headcount and exert other efforts to align our costs with these lower levels of demand. In many ways, current conditions are very much the reverse of what we experienced in the early days of the pandemic, as the current marketplace shifts to a lower gear on increased capacity and falling rates and demand. We do not see those conditions changing meaningfully before the end of the current year. Shippers are cautious, the economy remains uncertain, and carrier capacity does not adequately reflect the current levels of marketplace demand.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “It is critical that while we keep costs in check, we also prepare ourselves for the future when operating conditions eventually stabilize and demand and volumes begin to recover and grow. While focused on controlling and carefully managing our cash, we still were able

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

to return $1 billion to shareholders in repurchased stock and dividends paid out during the first six months of the year, and more than $2.1 billion over the past 12 months. While our first priority always is to invest in the growth of our business, we will continue to focus on controlling costs, improving operational efficiencies, and returning capital to investors as we have done for more than 40 years.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding our uncertain short-term outlook; a normalized supply chain; increased air capacity due to robust passenger demand; falling rates; declining volumes; sufficient and in some cases excess air and ocean capacity; shipper uncertainty given the current economic outlook; rising inflation and financing costs; and signs of a slowing economy and drop in demand. Future financial performance could differ materially because of factors such as: our ability to thoughtfully manage down our headcount and exert other efforts to align our costs; our ability to predict when operating conditions may eventually stabilize and demand and volumes begin to recover and grow; our ability to leverage the strength of our carrier relationships; the strength of our non-asset-based operating model; our ability to align expenses with revenues and to enhance our productivity; our ability to maintain our existing accounts and gain new business; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization. The normalizing of the supply chain at the end of the pandemic, along with the current uncertainty in the global economy, could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Second Quarter 2023 Earnings Release, August 8, 2023

Financial Highlights for the three months ended June 30, 2023 and 2022 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Revenues	$2,239,752	$4,603,312	(51)%	$4,832,341	$9,267,610	(48)%
Directly related cost of transportation and other expenses [1]	$1,419,183	$3,440,948	(59)%	$3,138,285	$6,957,059	(55)%
Salaries and other operating expenses [2]	$572,072	$656,382	(13)%	$1,169,590	$1,342,809	(13)%
Operating income [3]	$248,497	$505,982	(51)%	$524,466	$967,742	(46)%
Net earnings attributable to shareholders	$196,800	$377,805	(48)%	$422,811	$723,914	(42)%
Diluted earnings attributable to shareholders per share	$1.30	$2.27	(43)%	$2.75	$4.31	(36)%
Basic earnings attributable to shareholders per share	$1.31	$2.29	(43)%	$2.78	$4.35	(36)%
Diluted weighted average shares outstanding	151,563	166,474		153,516	167,980
Basic weighted average shares outstanding	150,435	165,092		152,291	166,423

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Operating income in the three and six months ended June 30, 2022 includes $26 million and $88 million in expenses incurred as a result of the Company's global systems downtime and investigation, recovery and remediation efforts caused by a targeted cyber-attack that occurred in the first quarter of 2022. In the three and six months ended June 30, 2023, amounts related to the cyber-attack recorded in Operating Income were insignificant.

During the three and six months ended June 30, 2023, we repurchased 6.0 million and 8.0 million shares of common stock at an average price of $114.61 and $113.23 per share. During the three and six months ended June 30, 2022 we repurchased 5.0 million shares of common stock at an average price of $109.81.

	Employee Full-time Equivalents as of
	June 30, 2023	December 31, 2022	June 30, 2022
North America	7,154	7,778	7,770
Europe	3,946	4,228	4,099
North Asia	2,340	2,448	2,488
South Asia	1,731	1,851	1,821
Middle East, Africa and India	1,459	1,540	1,533
Latin America	765	859	854
Information Systems	1,242	1,173	1,093
Corporate	416	425	438
Total	19,053	20,302	20,096

	Second quarter year-over-year percentage increase (decrease) in:
2023	Airfreight kilos	Ocean freight FEU
April	(6)%	(15)%
May	(16)%	(13)%
June	(22)%	(12)%
Quarter	(15)%	(13)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on August 11, 2023 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2023	December 31, 2022
Assets:
Current Assets:
Cash and cash equivalents	$1,698,587	$2,034,131
Accounts receivable, less allowance for credit loss of $5,802 at June 30, 2023 and $9,466 at December 31, 2022	1,423,622	2,107,645
Deferred contract costs	175,723	257,545
Other	184,614	118,696
Total current assets	3,482,546	4,518,017
Property and equipment, less accumulated depreciation and amortization $590,490 at June 30, 2023 and $567,758 at December 31, 2022	494,539	501,916
Operating lease right-of-use assets	514,958	507,503
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	43,550	37,449
Other assets, net	20,520	17,622
Total assets	$4,564,040	$5,590,434
Liabilities:
Current Liabilities:
Accounts payable	$815,514	$1,108,996
Accrued expenses, primarily salaries and related costs	422,134	479,262
Contract liabilities	218,561	323,101
Current portion of operating lease liabilities	99,962	95,621
Federal, state and foreign income taxes	22,936	47,075
Total current liabilities	1,579,107	2,054,055
Noncurrent portion of operating lease liabilities	426,829	422,844
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 147,222 shares at June 30, 2023 and 154,313 shares at December 31, 2022	1,472	1,543
Additional paid-in capital	—	139
Retained earnings	2,752,461	3,310,892
Accumulated other comprehensive loss	(198,001)	(202,553)
Total shareholders’ equity	2,555,932	3,110,021
Noncontrolling interest	2,172	3,514
Total equity	2,558,104	3,113,535
Total liabilities and equity	$4,564,040	$5,590,434

8-August-2023	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenues:
Airfreight services	$751,171	$1,602,566	$1,656,074	$3,201,121
Ocean freight and ocean services	593,801	1,759,646	1,291,108	3,735,892
Customs brokerage and other services	894,780	1,241,100	1,885,159	2,330,597
Total revenues	2,239,752	4,603,312	4,832,341	9,267,610
Operating Expenses:
Airfreight services	525,027	1,212,503	1,191,049	2,355,049
Ocean freight and ocean services	405,807	1,402,365	889,489	3,002,608
Customs brokerage and other services	488,349	826,080	1,057,747	1,599,402
Salaries and related	428,558	508,222	878,406	1,047,162
Rent and occupancy	58,205	51,598	115,837	102,526
Depreciation and amortization	15,506	14,254	30,767	27,229
Selling and promotion	6,314	5,887	12,698	9,935
Other	63,489	76,421	131,882	155,957
Total operating expenses	1,991,255	4,097,330	4,307,875	8,299,868
Operating income	248,497	505,982	524,466	967,742
Other Income (Expense):
Interest income	17,792	2,720	36,567	4,612
Interest expense	(395)	(58)	(3,040)	(561)
Other, net	289	164	8,768	8,194
Other income, net	17,686	2,826	42,295	12,245
Earnings before income taxes	266,183	508,808	566,761	979,987
Income tax expense	70,390	126,582	144,970	248,281
Net earnings	195,793	382,226	421,791	731,706
Less net (losses) earnings attributable to the noncontrolling interest	(1,007)	4,421	(1,020)	7,792
Net earnings attributable to shareholders	$196,800	$377,805	$422,811	$723,914
Diluted earnings attributable to shareholders per share	$1.30	$2.27	$2.75	$4.31
Basic earnings attributable to shareholders per share	$1.31	$2.29	$2.78	$4.35
Weighted average diluted shares outstanding	151,563	166,474	153,516	167,980
Weighted average basic shares outstanding	150,435	165,092	152,291	166,423

8-August-2023	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Operating Activities:
Net earnings	$195,793	$382,226	$421,791	$731,706
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for (recoveries) losses on accounts receivable	(167)	4,763	905	4,347
Deferred income tax benefit	(3,560)	(8,622)	(1,524)	(11,858)
Stock compensation expense	18,595	25,518	31,083	37,121
Depreciation and amortization	15,506	14,254	30,767	27,229
Other, net	2,564	(1,746)	3,723	(1,291)
Changes in operating assets and liabilities:
Decrease in accounts receivable	174,321	378,291	682,927	245,943
(Decrease) increase in accounts payable and accrued liabilities	(149,986)	(133,171)	(352,909)	7,020
Decrease in deferred contract costs	18,166	37,138	85,787	211,068
Decrease in contract liabilities	(23,803)	(45,574)	(108,250)	(238,931)
Increase in income taxes payable, net	(93,817)	(93,430)	(93,726)	(47,171)
Decrease (increase) in other, net	4,834	(1,001)	4,284	7,409
Net cash from operating activities	158,446	558,646	704,858	972,592
Investing Activities:
Purchase of property and equipment	(10,481)	(38,158)	(20,607)	(52,570)
Other, net	(794)	(134)	(219)	(55)
Net cash from investing activities	(11,275)	(38,292)	(20,826)	(52,625)
Financing Activities:
Payments on borrowings on lines of credit	(5,743)	(5,382)	(32,145)	(8,484)
Proceeds from borrowings on lines of credit	7,054	33,953	18,549	56,545
Proceeds from issuance of common stock	9,176	5,682	18,464	11,433
Repurchases of common stock	(687,689)	(549,065)	(901,191)	(549,065)
Dividends Paid	(102,263)	(109,828)	(102,263)	(109,828)
Payments for taxes related to net share settlement of equity awards	(12,056)	(11,851)	(19,501)	(19,333)
Net cash from financing activities	(791,521)	(636,491)	(1,018,087)	(618,732)
Effect of exchange rate changes on cash and cash equivalents	(7,857)	(46,518)	(1,489)	(52,956)
Change in cash and cash equivalents	(652,207)	(162,655)	(335,544)	248,279
Cash and cash equivalents at beginning of period	2,350,794	2,139,626	2,034,131	1,728,692
Cash and cash equivalents at end of period	$1,698,587	$1,976,971	$1,698,587	$1,976,971
Taxes Paid:
Income taxes	$173,670	$236,791	$244,456	$314,751

8-August-2023	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended June 30, 2023:
Revenues	$805,948	110,255	49,972	510,027	199,868	440,916	123,972	(1,206)	2,239,752
Directly related cost of transportation and other expenses[1]	$426,121	69,108	29,428	387,973	134,477	288,808	83,890	(623)	1,419,182
Salaries and other operating expenses[2]	$256,277	34,793	16,265	68,290	44,048	125,196	27,820	(616)	572,073
Operating income (loss)	$123,550	6,354	4,279	53,764	21,343	26,912	12,262	33	248,497
Identifiable assets at period end	$2,553,553	192,362	115,458	495,229	213,026	748,449	258,849	(12,886)	4,564,040
Capital expenditures	$6,623	161	46	352	168	2,336	795	—	10,481
Equity	$1,873,220	45,252	59,289	220,638	93,476	146,174	158,133	(38,078)	2,558,104
For the three months ended June 30, 2022:
Revenues	$1,265,363	144,988	66,136	1,582,475	611,246	658,307	275,948	(1,151)	4,603,312
Directly related cost of transportation and other expenses[1]	$797,179	85,806	43,298	1,323,354	507,473	464,399	220,162	(723)	3,440,948
Salaries and other operating expenses[2]	$314,726	31,308	14,496	104,896	38,728	115,394	37,258	(424)	656,382
Operating income	$153,458	27,874	8,342	154,225	65,045	78,514	18,528	(4)	505,982
Identifiable assets at period end	$3,681,137	304,799	144,303	1,275,808	554,166	1,081,246	365,532	(45,849)	7,361,142
Capital expenditures	$26,394	1,038	177	766	436	7,666	1,681	—	38,158
Equity	$2,435,088	127,428	54,762	307,453	217,437	297,572	134,388	(38,865)	3,535,263

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the six months ended June 30, 2023:
Revenues	$1,751,442	220,105	104,667	1,092,448	423,995	975,380	266,675	(2,371)	4,832,341
Directly related cost of transportation and other expenses[1]	$966,078	138,313	61,730	840,315	292,100	661,068	179,839	(1,159)	3,138,284
Salaries and other operating expenses[2]	$523,960	70,617	35,767	139,430	90,846	252,568	57,652	(1,249)	1,169,591
Operating income	$261,404	11,175	7,170	112,703	41,049	61,744	29,184	37	524,466
Identifiable assets at period end	$2,553,553	192,362	115,458	495,229	213,026	748,449	258,849	(12,886)	4,564,040
Capital expenditures	$12,067	630	276	942	335	5,319	1,038	—	20,607
Equity	$1,873,220	45,252	59,289	220,638	93,476	146,174	158,133	(38,078)	2,558,104
For the six months ended June 30, 2022:
Revenues	$2,506,587	249,598	123,843	3,351,491	1,257,575	1,234,098	546,629	(2,211)	9,267,610
Directly related cost of transportation and other expenses[1]	$1,560,602	150,038	77,155	2,803,447	1,046,356	882,019	438,262	(820)	6,957,059
Salaries and other operating expenses[2]	$648,375	56,177	27,597	228,009	84,057	224,663	75,300	(1,369)	1,342,809
Operating income	$297,610	43,383	19,091	320,035	127,162	127,416	33,067	(22)	967,742
Identifiable assets at period end	$3,681,137	304,799	144,303	1,275,808	554,166	1,081,246	365,532	(45,849)	7,361,142
Capital expenditures	$35,871	2,116	286	1,297	726	9,724	2,550	—	52,570
Equity	$2,435,088	127,428	54,762	307,453	217,437	297,572	134,388	(38,865)	3,535,263

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2 Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

8-August-2023	Expeditors International of Washington, Inc.	Page 7 of 7